Exhibit 99.1

UNITED STATES DISTRICT COURT

Northern DISTRICT OF illinois

Eastern Division

IN RE AKORN, INC. SHAREHOLDER DERIVATIVE LITIGATION This Document Relates to: ALL ACTIONS	Civ. A. No. 1:18-cv-07374 STIPULATION AND [PROPOSED] ORDER OF DISMISSAL

WHEREAS, prior to the filing of the above-captioned case, a derivative suit, Kogut v. Akorn, Inc., et al., No. 646,174 (La. Dist. Ct.) (the “Kogut Action”), was filed in the 19th Judicial District Court for the Parish of East Baton Rouge, Louisiana (the “Louisiana Court”);

WHEREAS, the parties to the Kogut Action entered into a Stipulation and Agreement of Settlement dated December 12, 2019 (the “Kogut Settlement”);

WHEREAS, pursuant to a Preliminary Approval Order issued by the Louisiana Court, Akorn, Inc. provided notice of the Kogut Settlement to its shareholders by filing a Notice of Proposed Settlement (the “Settlement Notice”) with the U.S. Securities and Exchange Commission on a Current Report on Form 8-K, posting the Settlement Notice on its website, and publishing the Settlement Notice in Investor’s Business Daily;

WHEREAS, the Louisiana Court entered a Final Order and Judgment on January 22, 2020 (the “Kogut Final Order and Judgment”), granting final approval of the Kogut Settlement and releasing “any and all actions, suits, [or] claims . . . that have been or that might have been asserted by . . . any Akorn stockholder against any Released Persons derivatively . . . based upon or related to the facts, transactions, events, occurrences, acts, disclosures, statements, omissions or failures to act” alleged in the Kogut Action;

WHEREAS, the above-captioned case is brought by Plaintiffs Dale Trsar, Trustee of the Dale A. Trsar Trust and Felix Glaubach, derivatively on behalf of Akorn and alleges some of the same claims as asserted in the Kogut Action;

WHEREAS, without conceding that the above-captioned action is “based upon and related to” the same facts and transactions at issue in the Kogut Action or that the claims asserted in the above-captioned case are released by the Kogut Final Order and Judgment, Plaintiffs believe that continued prosecution of this action is no longer in the best interests of Akorn, on whose behalf this action is brought;

WHEREAS, the parties have met and conferred and agree that the above-captioned action should be voluntarily dismissed with prejudice, with each side bearing its own costs and attorneys’ fees; and

WHEREAS, no payment or other consideration has been provided in exchange for the agreement set forth herein;

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NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, by and between Plaintiffs Dale Trsar, Trustee of the Dale A. Trsar Trust and Felix Glaubach and Defendants Akorn, Inc., John N. Kapoor, Rajat Rai, Mark M. Silverberg, Duane A. Portwood, Alan Weinstein, Kenneth S. Abramowitz, Stephen J. Meyer, Terry Allison Rappuhn, Adrienne L. Graves, Ronald M. Johnson, and Brian Tambi, by and through their respective undersigned counsel as follows:

1.                  The above-captioned action is voluntarily dismissed with prejudice, without costs or attorneys’ fees to any party, pursuant to Rules 23.1(c) and 41(a) of the Federal Rules of Civil Procedure.

2.                  Akorn shall provide notice of the voluntary dismissal to shareholders by filing this Stipulation and Proposed Order of Dismissal in a Current Report on Form 8-K within two (2) business days of its filing with this Court.

March 3, 2020

BERMAN TABACCO		CRAVATH, SWAINE & MOORE LLP,

By	/s/ Nathaniel L. Orenstein	By	/s/ Robert H. Baron
	Nathaniel L. Orenstein (admitted pro hac vice)		Robert H. Baron (admitted pro hac vice)

One Liberty Square Boston, MA 02109 (617) 542-8300 norenstein@bermantabacco.com Attorney for Plaintiffs			825 Eighth Avenue New York, NY 10019 (212) 474-1000 rbaron@cravath.com Attorney for Defendants

SO ORDERED

Dated: March ___, 2020

Chicago, IL

Honorable Judge John J. Tharp, Jr. United States District Judge

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